Exhibit 99.1

Cascade Microtech Reports

Fourth Quarter and 2012 Results

Record Annual Revenue of $113.0 Million

Record Quarterly Revenue of $30.4 Million

Record Annual Income from Operations of $7.6 Million

Quarterly Income from Operations of $2.3 Million

Annual EPS of $0.42

Quarterly EPS of $0.12

BEAVERTON, Ore. — (MARKETWIRE) — February 5, 2013 — Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the fourth quarter and year ended December 31, 2012.

Financial summary:

Operating results for the year ended December 31, 2012 were as follows:

•	Annual revenue of $113.0 million, up 8.0% compared to $104.6 million in 2011.

•	Record annual revenue for Engineering Probes of $17.3 million, up 10.1% compared to $15.7 million in 2011.

•	Record annual revenue for Production Probes of $21.3 million, up 62.8% compared to $13.1 million in 2011.

•	Gross margin of 44.2% compared to 39.6% in 2011 with year on year improvement in all product segments based upon increased revenue and manufacturing efficiencies.

•	Operating expenses of $42.4 million, down 7.0% compared to $45.6 million in 2011.

•	Income from operations of $7.6 million, up $11.8 million compared to a loss of $4.2 million in 2011.

•	Net income of $6.1 million, up $11.9 million compared to a loss of $5.8 million in 2011.

•	Earnings per diluted share of $0.42, up $0.68 compared to a loss per diluted share from continuing operations of $0.26 in 2011.

•	Annual Book-to-Bill ratio of 0.99 to 1.

•	Total cash and investments increased $7.7 million during 2012 and totaled $24.3 million at year end.

Operating results for the quarter ended December 31, 2012 were as follows:

•	Quarterly revenue of $30.4 million, up 11.2% compared to $27.3 million in the fourth quarter of 2011 and up 10.8% from $27.4 million in the third quarter of 2012.

•	Record quarterly revenue for Systems of $20.7 million, up 4.1% compared to $19.9 million in the fourth quarter of 2011 and up 19.0% compared to $17.4 million in the third quarter of 2012.

•	Gross margin of 43.0%, compared to 42.9% in the fourth quarter of 2011, and 44.5% in the third quarter of 2012.

•	Probes gross margin of 51.9%, compared to 45.4% in the fourth quarter of 2011, and 54.8% in the third quarter of 2012, due primarily to volume changes.

•	Operating expenses of $10.8 million, up 1.7% compared to $10.6 million in the fourth quarter of 2011, and up 3.0% when compared to $10.5 million in the third quarter of 2012.

•	Income from operations of $2.3 million, up 105% compared to $1.1 million in the fourth quarter of 2011, and up 30.4% compared to $1.8 million in the third quarter of 2012.

•	Net income of $1.7 million, up 17.0% compared to $1.4 million in the fourth quarter of 2011, and up 13.0% compared to $1.5 million in the third quarter of 2012.

•	Earnings per diluted share of $0.12, up $0.02 when compared to $0.10 in both the fourth quarter of 2011 and the third quarter of 2012.

•	Quarterly Book-to-Bill ratio of 0.98 to 1.

“In 2012, Cascade Microtech executed on our new product roadmap and outgrew our industry while setting new records for annual revenue and profitability. We have been able to secure a number of new design wins in our production probes market and have seen strong adoption of our new system products launched in 2012. This coupled with our nearly 8,000 installed systems globally, has continued to strengthen our customer position. Due to our scalable infrastructure, we believe that modest revenue improvement will provide significant leverage to the bottom line. We believe we are well positioned for the market to recover in 2013.” said Michael Burger, President and CEO.

Financial outlook

Based upon the industry’s seasonality, for the first quarter of 2013 revenue is expected to be in the range of $26.0 million to $29.0 million. GAAP earnings per share guidance is expected to be in the range of $0.06 to $0.10 on a fully-diluted basis, assuming no significant one-time charges or changes in foreign currency rates.

The company will host a conference call beginning at 2:00 p.m. PST (5:00 p.m. EST) on Tuesday, February 5, 2013, to discuss its results for the quarter and year ended December 31, 2012.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com. If you are interested in participating in the call, the live dial-in number is 866-700-7441 or international 617-213-8839, participant Passcode: 24414538. A replay will be available after 7:00 p.m. EST at the same internet address. (For a telephone replay available after 7:00 p.m. EST, dial: 888-286-8010, international: 617-801-6888, Passcode: 44990773).

Forward-Looking Statements

The statements in this release regarding the Company’s financial outlook as to anticipated revenue and earnings per share for the first quarter of 2013, our customer position, potential results from our scalable infrastructure, and future growth are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe-cards and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year to Date Ended December 31,
	2012	2012	2011	2012	2011
Revenue	$30,368	$27,414	$27,298	$112,963	$104,610
Cost of sales	17,313	15,210	15,595	63,012	63,194

Gross profit	13,055	12,204	11,703	49,951	41,416

Operating expenses:
Research and development	3,022	2,778	2,870	11,017	11,807
Selling, general and administrative	7,749	7,675	7,718	31,377	33,799

	10,771	10,453	10,588	42,394	45,606

Income (loss) from operations	2,284	1,751	1,115	7,557	(4,190)

Other income (expense):
Interest income, net	26	7	41	52	92
Other, net	(240)	(109)	229	(801)	480

	(214)	(102)	270	(749)	572

Income (loss) from continuing operations before income taxes	2,070	1,649	1,385	6,808	(3,618)
Income tax expense	380	153	(59)	709	180

Net income (loss) from continuing operations	1,690	1,496	1,444	6,099	(3,798)
Loss from discontinued operations	—	—	—	—	(2,004)

Net income (loss)	$1,690	$1,496	$1,444	$6,099	$(5,802)

Basic net income (loss) per share:
Continuing operations	0.12	0.11	0.10	0.43	(0.26)
Discontinued operations	—	—	—	—	(0.14)

	$0.12	$0.11	$0.10	$0.43	$(0.40)

Diluted net income (loss) per share:
Continuing operations	0.12	0.10	0.10	0.42	(0.26)
Discontinued operations	—	—	—	—	(0.14)

	$0.12	$0.10	$0.10	$0.42	$(0.40)

Shares used in computing net income (loss) per share:
Basic	14,223	14,162	14,478	14,182	14,583
Diluted	14,428	14,377	14,550	14,390	14,583

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2012	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$17,927	$19,450	$10,656
Marketable securities	5,322	3,521	2,656
Restricted cash	1,069	1,087	1,470
Accounts receivable, net	21,087	18,309	23,882
Inventories	24,277	26,345	23,607
Prepaid expenses and other	2,503	2,357	4,086

Total current assets	72,185	71,069	66,357
Long-term investments	—	—	1,834
Fixed assets, net	8,271	8,506	9,003
Purchased intangible assets, net	1,610	1,766	2,329
Goodwill	990	964	971
Other assets	2,224	2,232	2,570

	$85,280	$84,537	$83,064

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	5,900	6,726	6,033
Deferred revenue	3,526	3,618	5,516
Accrued liabilities	6,640	6,792	7,745

Total current liabilities	16,066	17,136	19,294
Deferred revenue	356	408	225
Other long-term liabilities	2,940	3,301	4,248

Total liabilities	19,362	20,845	23,767

Stockholders’ equity:
Common stock	91,039	90,963	90,853
Accumulated other comprehensive income (loss)	(716)	(1,176)	(1,052)
Accumulated deficit	(24,405)	(26,095)	(30,504)

Total stockholders’ equity	65,918	63,692	59,297

	$85,280	$84,537	$83,064

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